                                                                     EXHIBIT 4.3

                            ASSUMPTION AGREEMENT AND
                                 FIRST AMENDMENT
                                       TO
                               TRANSFER AGREEMENT


     This ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO TRANSFER AGREEMENT ("Agreement"), dated as of January 31, 2001, is entered into among Green Tree Lease Finance II, Inc., a Minnesota corporation ("Purchaser"), Conseco Finance Vendor Services Corporation, a Delaware corporation ("Vendor Services" or "Servicer"), WFFLI Lease Finance II, LLC, a Delaware limited liability company ("Successor Purchaser"), and Wells Fargo Financial Leasing, Inc., an Iowa corporation ("Successor Servicer").

     WHEREAS, Purchaser and Servicer are parties to a Transfer Agreement dated as of July 1, 2000 (the "Transfer Agreement").

     WHEREAS, pursuant to an Asset Purchase Agreement dated as of December 8, 2000 by and among Successor Servicer, Conseco, Inc., Conseco Finance Corp., Servicer, Purchaser, Green Tree Lease Finance 1998-1, LLC and Conseco Finance Lease 2000-1, LLC (the "Purchase Agreement"), Successor Servicer has agreed to purchase substantially all of the assets of Servicer and assume all of the obligations of Servicer, both in its individual capacity and in its capacity as Servicer, under the Transfer Agreement and to cause Successor Purchaser, a limited liability company of which Successor Servicer is the sole member, to purchase substantially all of the assets of Purchaser and to assume all of the obligations of Purchaser under the Transfer Agreement.

     WHEREAS, pursuant to the terms of the Transfer Agreement, neither Purchaser nor Servicer shall permit any other Person to become the successor to its respective business unless certain conditions set forth in the Transfer Agreement are satisfied.

     WHEREAS, Purchaser and Servicer have furnished LLC and Trustee (i) an Officer's Certificate and Opinion of Counsel each stating that the succession of Successor Purchaser and Successor Servicer and the agreements of assumption contained herein comply with Section 6.2 of the Transfer Agreement and all conditions precedent in the Transfer Agreement relating to such successions have been complied with; and (ii) an Opinion of Counsel stating that all financing statements and continuation statements and amendments have been executed and filed that are necessary to preserve and protect the interest of the LLC in the Trust Assets.

     WHEREAS, Purchaser and Servicer desire to amend certain provisions of the Transfer Agreement simultaneously with Successor Servicer and Successor Purchaser entering into such agreements of assumption.

     WHEREAS, pursuant to Section 6.5 of the Transfer Agreement, Servicer and Purchaser may amend the Transfer Agreement, without the consent of the LLC, the Trustee or the Noteholders, (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Transfer Agreement that may be inconsistent with any other provision therein; or (iii) to make
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any other provisions with respect to matters or questions arising under the
Transfer Agreement that are not inconsistent with the provisions thereof; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the LLC and the Trustee, adversely affect in any material respect the interests of the Noteholders.

     WHEREAS, an Opinion of Counsel has been delivered to the LLC and the Trustee stating that the amendments to the Transfer Agreement contained herein shall not adversely affect in any material respect the interests of the Noteholders.

     NOW, THEREFORE, in consideration of covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I
                                    ---------

                         AMENDMENT TO TRANSFER AGREEMENT
                         -------------------------------

     Section 1.1. Organizational Representations. Throughout the Transfer Agreement, all references to a "corporation" shall be deemed to include a limited liability company; all references to "corporate action" shall be deemed to include the actions of a limited liability company; all references to "incorporated" shall be deemed to include being organized as a limited liability company; all references to "articles of incorporation" and "bylaws" shall be deemed to include the equivalent organizational documents of a limited liability company; all references to "stockholder" or "stockholders" shall be deemed to include a member or members of a limited liability company; and any such other changes shall be deemed to have been made as are necessary to allow a limited liability company to act as a successor Servicer or successor Purchaser under the Transfer Agreement to the same extent as it would be able to so act if it were organized as a corporation.


                                   ARTICLE II
                                   ----------

                              ASSUMPTION AGREEMENT
                              --------------------

     Section 2.1. Assumption of Successor Purchaser. Purchaser hereby grants, assigns, transfers and conveys to Successor Purchaser its entire right, title and interest in, to and under the Transfer Agreement. Successor Purchaser hereby accepts the foregoing assignment and hereby assumes and agrees to perform all of the obligations of the Purchaser under the Transfer Agreement. Successor Purchaser further agrees to indemnify, defend and hold harmless Purchaser against and from any loss, liability or expense arising from Successor Purchaser's failure to perform such obligations on and after the date hereof.


     Section 2.2. Assumption of Successor Servicer. Vendor Services, both in its individual capacity and in its capacity as Servicer, hereby grants, assigns, transfers and conveys to

Successor Servicer its entire right, title and interest in, to and under the Transfer Agreement. Successor Servicer hereby accepts the foregoing assignment and hereby assumes and agrees to perform all of the obligations of Vendor Services, both in its individual capacity and in its capacity as Servicer, under the Transfer Agreement. Successor Servicer further agrees to indemnify, defend and hold harmless Vendor Services against and from any loss, liability or expense arising from Successor Servicer's failure to perform such obligations on and after the date hereof.

     Section 2.3. Notices. All demands, notices and communications to Successor Purchaser or Successor Servicer shall be made in accordance with Section 6.6 of the Transfer Agreement and delivered to the following addresses:

          (a) in the case of Successor Purchaser to 206 Eighth Street, Des Moines, IA 50309 or such other address as shall be designated by Successor Purchaser in a written notice delivered to the other parties and to the LLC and the Trustee;

          (b) in the case of Successor Servicer to 206 Eighth Street, Des Moines, IA 50309 or such other address as shall be designated by Successor Servicer in a written notice delivered to the other parties and to the LLC and the Trustee.

     Successor Purchaser and Successor Servicer hereby agree to provide written notice of the foregoing addresses to the Trustee, the Successor Trustee, the Issuer and the Successor Issuer.


                                   ARTICLE III
                                   -----------

                                  MISCELLANEOUS
                                  -------------

     Section 3.1. Defined Terms. Defined terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Transfer Agreement or, if not defined therein, in the Contribution and Servicing Agreement or the Indenture.

     Section 3.2. Ratification of Transfer Agreement. Except as expressly amended by this Agreement, the Transfer Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     Section 3.3. Entire Agreement. This Agreement (including the other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

     Section 3.4. Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     Section 3.5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any


                                      -3-
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provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

     Section 3.6. Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

     Section 3.7. Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 3.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 3.9. Further Assurances. Each party agrees that at any time, and from time to time, it will do all such things and execute and deliver all such instruments, assignments, releases, financing statements, continuation statements, other documents and assurances as any other party reasonably deems necessary or desirable to carry out the intent, purpose and conditions of this Agreement and the transactions contemplated hereby.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the first day and year first written above.



                                       GREEN TREE LEASE FINANCE II, INC.



                                       By: /s/ Brian F. Corey
                                           -------------------------------------
                                       Name: Brian F. Corey
                                       Title: Senior Vice President and
                                              Secretary


                                       CONSECO FINANCE VENDOR SERVICES
                                       CORPORATION


                                       By: /s/ Brian F. Corey
                                           -------------------------------------
                                       Name: Brian F. Corey
                                       Title: Senior Vice President and
                                              Secretary


                                       WFFLI LEASE FINANCE II, LLC



                                       By: /s/ Steve R. Wagner
                                           -------------------------------------
                                       Name: Steve R. Wagner
                                       Title: President


                                       WELLS FARGO FINANCIAL LEASING, INC.


                                       By: /s/ Steve R. Wagner
                                           -------------------------------------
                                       Name: Steve R. Wagner
                                       Title: Vice President



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